Exhibit 5.1

Yigal Arnon (1929-2014)

Dror Vigdor

Amalia Meshi

Amnon Lorch

Hagai Shmueli

Barry Levenfeld

David H. Schapiro

Hagit Bavly

Orna Sasson

Barak Tal

Shiri Shaham

Doron Tamir

Daniel Abarbanel

David Osborne

Gil Oren

Ronit Amir Yaniv

Orly Tsioni

Mordehai Baicz

Barak Platt

Benjamin Horef

Yoran Gill

Asaf Eylon

Daniel Marcovici

Adrian Daniels

Yuval Shalheveth

Jacob Ben Chitrit

Peter Sugarman

Ben Sandler

Boaz Fiel

Joeri Kreisberg

Simon Weintraub

Ruth Loven

Yarom Romem

Adam Spruch

Yuval Bargil

Eliran Furman

Eran Lempert

Ofir Levy
Daniel Green

Hanital Belinson

Yoheved Novogroder
Oren Roth
Dror Varsano

Odelia Sidi

Shira Lahat

Micki Shapira

Eran Zach

Ido Chitman

Aner Hefetz

David Akrish

Nir Rosner

Assaf Mesica

Liron Hacohen

Guy Fuhrer

Ezra Gross

David Roness

Eli Greenbaum

Lee Maor
Nimrod Vromen

Guy Sagiv

Shani Rapoport

Lior Gelbard

Keren Tal

Naftali Nir

Yael Hoefler

Sagi Schiff

Netanella Treistman

Daniel Damboritz

Yulia Lazbin

Joshua Lieberman
Eyal Aichel

Roy Masuri

Avi Anouchi

Sivan Gilron Dotan

Tomer Bar-Nathan

Edan Regev

Gitit Ramot-Adler

Guy Kortany

Goor Koren
Roey Sasson

Nir Rodnizky

Michal Sagmon

Hila Rot
Eran Kadosh

Neta Goshen

Chen Lanir

Daphna Livneh

Tamar Gilboa
Adi Samuel

Alona Toledano
Elad Offek

Yuval Shamir

Lihi Katzenelson
Inbar Hakimian-Nahari

Shahar Uziely

Yehudit Biton

Omri Schnaider

Rinat Michael

Adi Attar

Daniella Milner

Amos Oseasohn

Ofir Paz

Adi Daniel

Dafna Shaham

Miriam Friedmann

Roni Osborne

Shir Eshkol

Noam Shochat

Noa Slavin
Michael Horowitz

Guy Fatal
Shani Lorch

Itamar Cohen
Shai Margalit

Yonatan Whitefield

Moshe Lankry
Nir Kamhi

Shira Teger

Rachel Lerman

Ravid Saar

Sophie Blackston

Elad Morgenstern
Ron Ashkenazi

Sara Haber

Carmel Nudler

Shmuel Brill

Ben Nachshon

Yehonatan Cohen

David Shmulevitz

Tair Cherbakovsky

Ophir Dagan

Guy Ziv-Shalom

Lior Cohen Goldstein Liad Kalderon

Nataly Damary

Shiran Glitman

Dani Weissberg

Lareine Khoury

Nohar Hadar

Nitzan Kahana

Tali Har-Oz

Tal Alon

Ohad Sarusi

Mor Ido

Nechemia Englman

Tomer Tako
Natalie Korenfeld

Moshe Pasker

Mazi Ohayon

Nitzan Fisher-Conforti

Victoria Savu

Derora Tropp

Hila Amiel

Chaim Cohen

Michal Mor

Daniel Siso

Shalhevet Hetli

Maytal Spivak

Avraham Schoen

Elan Loshinsky

Ariel Even

Josh Hauser

Eitan Cohen

Itai Guttel

Dror Kanarik Sarig

Royi Heilig

Maor Alev

Tamar Drori

Vered Glaubach

Yair Taitelbaum

Gabi Priel

Regina Pevzner
Sophy Litvin

Igal Lavi

Maor Layani

Areen Nashef
David Chesterman

Ido Zahavi

Guy Yarom

Inbar Rosenthal

Hadar Stein

Avital Salzman

Rotem Cohen

Idan Adar

Shahar Iluz

Itay Ashkenazi

Roei Brizel

Ido Sella

Evyatar Latz

Hadil Nassif Khawand
Maayan Malka Rublin

Ran Aziel

Dima Trostianesky

Stav Orenstein

Avia Ickovics

Liron Soffer

Danielle Gabrieli

Lior Hochshtadt

Sagi Shemesh

ofek Sinai

Shmuel Ofen

Or Perel

Katya Kagantsov

Uri Galatt

Yarden Weber

Gidon Weinstock Of Counsel

Roy Keidar Of Counsel

Tamar Tavory Of Counsel

Paul H. Baris (1934-2010)

Rami Kook

Nira Kuritzky

Eran Ilan

Tel Aviv | February 16, 2021

Cyren Ltd.

10 Ha-Menofim St., 5th Floor

Herzliya, 4672561

Israel

Dear Sir and Madam:

We have acted as Israeli counsel to Cyren Ltd., (the “Company”) in connection with the issuance and sale by the Company in a registered direct offering (the “Offering”) of an aggregate of 120,000,000 ordinary shares, NIS 0.15 par value per share of the Company (the “Ordinary Shares” and, such number of Ordinary Shares issued and sold in the Offering, the “Offered Shares) being offered by the Company, pursuant to the terms of a securities purchase agreement dated February 11, 2021, between the Company and the Purchasers (the “Agreement”). The Offering Shares are being issued pursuant to a registration statement on Form S-3 (Registration Statement No. 333-233316) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus dated August 16 2019, and the prospectus supplement dated February 11, 2021 and any related prospectus or prospectuses, if any, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Securities Act.

As counsel to the Company in Israel, we have examined copies of the Amended and Restated Articles of Association of the Company and such corporate records, instruments, and other documents relating to the Company and such matters of law as we have considered necessary or appropriate for the purpose of rendering this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as copies.

1 Azrieli Center, Tel Aviv, 6702101 | Phone: +972-3-6087777 | Fax: +972-3-6087724

31 Hillel Street, Jerusalem, 9458131 | Phone: +972-2-6239239 | Fax: +972-2-6239233

www.arnon.co.il | info@arnon.co.il

Based on the foregoing, we advise you that in our opinion, the Ordinary Shares are duly authorized, legally issued, fully-paid and non-assessable.

We are members of the Israeli bar, and the opinions expressed herein are limited to questions arising under the laws of the State of Israel, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K to be filed with the Commission on February 16, 2021, which will be incorporated by reference in the Registration Statement, and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement.  In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Sincerely,

/s/ Yigal Arnon & Co.

Yigal Arnon & Co.

1 Azrieli Center, Tel Aviv, 6702101 | Phone: +972-3-6087777 | Fax: +972-3-6087724

31 Hillel Street, Jerusalem, 9458131 | Phone: +972-2-6239239 | Fax: +972-2-6239233

www.arnon.co.il | info@arnon.co.il